Exhibit 99.1

THE TITAN CORPORATION

SPECIAL MEETING OF STOCKHOLDERS, [DATE]

Dr. Gene W. Ray and Mr. Mark W. Sopp, or either of them, with power of substitution, are hereby appointed proxies at the Special Meeting of Stockholders of THE TITAN CORPORATION to be held [DATE], or at any adjournment or postponement thereof, to represent and to vote all shares of common stock of said corporation which the undersigned would be entitled to vote if personally present, upon matters specified on the reverse side and upon such other matters as may properly come before the Special Meeting, and any prior proxy to vote at such Special Meeting is hereby revoked. With respect to matters not known to said corporation’s Board of Directors at the time of the solicitation hereof, said proxies are authorized to vote in their discretion.

You have the option to vote by mail, the Internet or telephone. Your vote does not count until we receive it.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE TITAN CORPORATION. UNLESS A CONTRARY DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF SEPTEMBER 15, 2003, BY AND AMONG LOCKHEED MARTIN CORPORATION, LMC SUB ONE, INC. AND THE TITAN CORPORATION AND APPROVAL OF THE MERGER CONTEMPLATED THEREBY AND FOR THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

(CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)

SPECIAL MEETING OF STOCKHOLDERS OF

THE TITAN CORPORATION

[DATE]

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL:

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET:

Please access the web page at www.voteproxy.com and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS:

Please Detach and Mail in the Envelope Provided.

☐ Please mark your votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE ITEMS LISTED BELOW.

UNLESS OTHERWISE SPECIFIED THIS PROXY WILL BE CAST FOR ITEMS 1 AND 2.

1.

ADOPTION OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF SEPTEMBER 15, 2003, BY AND AMONG LOCKHEED MARTIN CORPORATION, LMC SUB ONE, INC. AND THE TITAN CORPORATION AND APPROVAL OF THE MERGER CONTEMPLATED THEREBY.

FOR ☐	AGAINST ☐	ABSTAIN ☐

2.

APPROVAL OF THE PROPOSAL TO AUTHORIZE THE TITAN CORPORATION TO ADJOURN THE SPECIAL MEETING ON ONE OR MORE OCCASIONS, IF NECESSARY, (A) TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO ADOPT THE MERGER AGREEMENT AND APPROVE THE MERGER, (B) TO ALLOW ADDITIONAL TIME FOR THE PARTIES TO SATISFY OTHER CLOSING CONDITIONS TO THE MERGER, OR (C) TO CALCULATE AND ANNOUNCE THE EXCHANGE RATE BEFORE THE VOTE ON THE MERGER.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Check here for address change and note below.    ☐

NEW ADDRESS

SIGNATURE(S)                                                                        DATE

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.